UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2018

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 5.07	Submission of Matters to a Vote of Security Holders.

Turning Point Brands, Inc. held its Annual Meeting of Stockholders on Tuesday, May 8, 2018, at which the following matters were voted upon:

(1)	Election of Directors; and
(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2018.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Thomas F. Helms, Jr.	14,712,110	761,196	0
Lawrence S. Wexler	14,815,890	657,416	0
Gregory H.A. Baxter	14,731,622	741,684	0
H.C. Charles Diao	15,353,103	120,203	0
David Glazek	14,679,253	794,053	0
George W. Hebard III	15,226,848	246,458	0
Arnold Zimmerman	15,463,207	10,099	0

(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2018:

For	17,328,598
Against	1,977
Abstain	4,876
Broker Non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: May 14, 2018	By:	/s/ James W. Dobbins
Senior Vice President, General Counsel and Secretary